UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W.,  Kennesaw,  Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2015, David M. Fronk, the Company’s Senior Director, Quality and Assurance, left CryoLife, Inc. (“CryoLife” or the “Company”).  No replacement has yet been appointed.

On October 7, 2015, CryoLife and Mr. Fronk entered into a Separation and Release Agreement (the “Agreement”) that is expected to become effective eight days after its execution (the “Effective Date”).  The Agreement provides for the termination of Mr. Fronk’s employment, effective September 24, 2015 (the “Termination Date”).  In accordance with the terms of the Agreement, Mr. Fronk will receive the following:

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A total gross amount of $283,000, distributed as follows: (1) $23,583.33 on October 30, 2015; (2) $23,583.33 on November 30, 2015; $23,583.33, and December 31, 2015; and (4) the remaining balance paid as a lump sum on January 29, 2016.

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An additional lump sum in the amount of $19,783 representing the value of twelve (12) months of continued coverage under CryoLife’s group medical plan (“COBRA Continuation Coverage”), such amount to be paid on the first pay day following the Effective Date;

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Reimbursement of costs, in an aggregate amount not to exceed $15,000, for up to twelve months of outplacement services through an outplacement provider mutually agreed upon by Mr. Fronk and the Company; and

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The benefits that accrue to an employee upon retirement pursuant to the Company’s stock plans, including, without limitation, that his options granted pursuant to applicable option agreements shall remain exercisable, to the extent vested as of the Termination Date, until the earlier of the end of the applicable option term or thirty-six months from the Termination Date, and otherwise in accordance with the applicable option agreement.

In return for the benefits described above, Mr. Fronk agreed to release and forever discharge CryoLife and certain related parties, including present and former officers and directors of the Company, from any and all claims and causes of action that Mr. Fronk had or may have in the future that are based on acts or facts arising or occurring prior to the Effective Date.  Mr. Fronk also agreed that he would (i) protect certain confidential information, proprietary information and trade secrets of CryoLife and, (ii) for a period of 24 months after the Effective Date, (A) not solicit any customers or active prospects of CryoLife, on behalf of a competing business with whom he has had material contact, (B) not solicit or induce any employees of CryoLife to terminate their employment with CryoLife, and (C) not directly or indirectly perform work or services that are the same or substantially similar to those he performed for CryoLife.    For a twelve month period after the Effective Date, Mr. Fronk, upon reasonable request by the Company, agreed to provide the Company with information and assistance up to four hours per week.

Mr. Fronk has the right to revoke the Agreement at any time on or before October 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3
CRYOLIFE, INC.

Date: October 13, 2015	By:	/s/ D. Ashley Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer